                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)       December 3, 1999
                                                 -------------------------------


                              CERPROBE CORPORATION
             (Exact name of Registrant as specified in its Charter)


        Delaware                                0-11370                          86-0312814
(State or other jurisdiction                    (Commission                      (IRS Employer
of incorporation)                               File Number)                     Identification No.)

1150 North Fiesta Boulevard, Gilbert, Arizona   85233-2237
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code      (480) 333-1500
                                                  ------------------------------

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         On December 3, 1999 (the "Closing Date"), Cerprobe Corporation, a Delaware corporation (the "Registrant"), completed its purchase (the "Stock Purchase") of all of the capital stock of OZ Technologies, Inc., a California corporation ("OZ"), pursuant to that certain Stock Purchase Agreement dated as of December 3, 1999 (the "Stock Purchase Agreement") by and among the Registrant, OZ, and the following parties: Nasser Barabi, Iraj Barabi, Ali Bushehri, and Ahmad Barabi, as individuals, Ali Bushehri, as trustee for the Ali and Nassrin Bushehri Trust, a trust established under the laws of the state of California, and Ahmad Barabi, as trustee for the Ahmad and Zakieh Barabi Trust, a trust established under the laws of the state of California (Nasser Barabi, Iraj Barabi, the Ali and Nassrin Bushehri Trust and the Ahmad and Zakieh Barabi Trust are referred to herein as the "Selling Stockholders"). The purchase price paid by the Registrant under the Stock Purchase Agreement consisted of (i) $19,000,000 in cash, (ii) 1,500,000 shares of the Registrant's common stock valued at $11,338,000 (the "Registrant Common Stock"), (iii) a note from the Registrant issued to the agent of the Selling Stockholders in the amount of $2,830,000 (the "Subordinated Promissory Note"), and (iv) a note from the Registrant issued to the agent of the Selling Stockholders in the amount of $2,800,000 (the "Promissory Note").

         The amount and nature of the purchase price was determined by arms-length negotiations among the parties.

         In connection with the Stock Purchase, Registrant and its domestic subsidiaries, Cerprobe Interconnect Solutions, Inc., OZ and OZ's domestic subsidiary, Triple S Engineering, Inc. (the "Borrowers"), entered into a three-year senior secured credit facility with Bank of America, N.A. (the "Loan and Security Agreement"). The Loan and Security Agreement includes a revolving credit facility in the amount of $15,000,000 subject to borrowing base requirements providing for advances of up to eighty-five (85%) of eligible accounts receivable. Initial advances on the revolving line of credit were approximately $1,800,000. Advances on the revolving credit facility bear interest at prime rate plus 0.50%. The facility also includes an inventory term loan in the amount of approximately $5,800,000 and a machinery and equipment term loan in the amount of $2,000,000, both of which bear interest at prime rate plus 2.00%. The inventory term shall be repaid based upon a 24-month amortization with a balloon payment of the outstanding principal balance at the end of 12 months. The machinery and equipment term loan shall be repaid based upon a 60-month amortization with a balloon payment of the outstanding principal balance at the end of 36 months. All loans, advances, and other obligations, liabilities, and indebtedness of Registrant and its domestic subsidiaries shall be secured by valid, perfected, and enforceable first priority liens upon and security interest in substantially all of the Borrower's present and future assets, including all accounts, contract rights, inventory instruments, documents, fixtures, chattel paper, general intangibles, patents, trademarks, copyrights, trade names, deposit accounts, vehicles, equipment, and pledge of stock of all domestic subsidiaries of Cerprobe and OZ and 65% of the stock of each wholly-owned foreign subsidiary of Cerprobe. The facility is also guaranteed by all wholly-owned subsidiaries of Cerprobe and OZ.

         The Loan and Security Agreement contains a number of covenants that, among other things, restrict the ability of the Borrowers to dispose of assets, incur additional indebtedness, incur guaranty obligations, prepay indebtedness except in accordance with relevant subordination provisions, pay dividends or make capital distribution (other than distributions in capital stock), create liens on assets, engage in mergers or consolidations (except that any Borrower may voluntarily merge into another Borrower), engage in certain transactions with subsidiaries and affiliates, make any change in accounting policies or reporting practices except as required or permitted by generally accepted accounting principles and otherwise restrict corporate activities. In addition, the Loan and Security Agreement requires the Borrowers to comply with certain financial covenants, including the maintenance of a consolidated Tangible Net Worth (as defined in the Loan and Security Agreement). Borrowers do not expect that such covenants will materially impact the ability of Borrowers to operate their respective businesses.

         The Loan and Security Agreement contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due, any representation or warranty being made by Borrowers that is incorrect in any material respect on or as of the date made, a default in the performance of any covenant which continues for more than thirty days, default in certain other indebtedness, certain insolvency events, certain ERISA events, and certain change of control events.

         In connection with the Stock Purchase, the Registrant agreed to prepare and file a registration statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission no later than seven days after the Closing Date to register the resale of the Registrant Purchaser Shares. The Selling Stockholders have waived this provision of the Stock Purchase Agreement and the Registrant expects that it will file the Registration Statement within ninety days after the Closing Date. Under the Stock Purchase Agreement, the maximum number of shares of the Registrant Common Stock that the Selling Stockholders may sell (i) during the 180-day period beginning on the effective date of the Registration Statement is 554,089 shares and (ii) during each of the four consecutive 30-day periods that begin immediately following the end of such 180-day period is 100,000 shares. The Stock Purchase Agreement also provides that, to the extent that the Selling Stockholders sell shares of the Registrant Common Stock during the 180-day period beginning on the effective date of the Registration Statement, if the average proceeds per share to the Selling Stockholders from such sales after customary selling expenses are less than $7.58 per share, the product of (i) the difference between $7.58 per share and such average proceeds per share and (ii) the number of shares of the Registrant Common Stock sold during such 180-day period shall be added to the principal amount of the Subordinated Promissory Note. The principal amount of the Subordinated Promissory Note may be reduced by an amount up to $3,000,000 under the Stock Purchase Agreement in satisfaction of certain of the Selling Stockholders' indemnification obligations to the Registrant thereunder. The principal amount of the Subordinated Note also may be reduced under the Stock Purchase Agreement based on payments made by the Registrant to OZ's counter-party under two contracts OZ has with that counter-party, with the principal amount being so reduced as follows: (i) by 50% of all payments (other than payments for legal fees) made by the Registrant pursuant to or in settlement of those contracts after the Registrant's total for such payments exceeds $50,000 but is less than $250,000 and (ii) by 100% of all payments (other than payments for legal fees) made by the Registrant pursuant to or in settlement of those contracts after the Registrant's total for such payments exceeds $250,000. The Subordinated Promissory Note matures on the earlier of the Registrant's receiving at least $10,000,000 in gross proceeds from an underwritten public offering of its common stock or December 3, 2002, and accrues interest at the rate of 10% per annum.

         The Promissory Note accrues interest at a rate of 10% per annum and was to have matured on February 3, 2000. The selling stockholders have agreed to extend maturity on this note until June 30, 2000. The Registrant may satisfy the Promissory Note on June 30, 2000, by paying in cash all amounts then due under the Promissory Note or by transferring its real property located at 10365 Sanden Drive, Dallas, Texas (the "Real Property") to the Selling Stockholders' agent, unencumbered except for minor liens and any mortgage that is executed by the Registrant in favor of the Selling Stockholders with respect to the Real Property. In the event that the Registrant satisfies the Promissory Note by transferring the Real Property to the Selling Stockholders' agent on June 30, 2000, the Stock Purchase Agreement provides that the Registrant and the Selling Stockholders' agent shall assign a value (the "Appraised Value") to the Real Property equal to the appraised value for the Real Property as determined by a mutually agreed-upon real estate appraiser.

The Stock Purchase Agreement further provides that (i) to the extent the Appraised Value is less than $2,800,000 plus interest due under the Promissory Note, the amount of the difference shall be added to the principal amount of the Subordinated Promissory Note and (ii) to the extent the Appraised Value is more than $2,800,000 plus interest due under the Promissory Note, the amount of the difference may be applied to reduce the principal amount of the Subordinated Promissory Note if doing so does not cause the Registrant to violate any covenant in any loan document to which it is a party.

         In connection with the Stock Purchase, Nasser Barabi and Iraj Barabi have entered into employment agreements with OZ, which expire December 6, 2001. Under these employment agreements, Nasser Barabi will serve as OZ's Director of Engineering and Research and Development at a salary of $175,000 per year, and Iraj Barabi will serve as OZ's Director of Operations at a salary of $175,000 per year.

         In connection with the Stock Purchase, the Registrant entered into a consulting agreement with C-MA International, Ltd., the sole equity holder of which is Ali Bushehri, which expires March 6, 2001. Under this consulting agreement, C-MA International, Ltd. will perform certain financial and administrative consulting services for an amount equal to $100 per hour with a guaranteed 120 hours per month during the term of the agreement.

         In connection with the Stock Purchase, each of Nasser Barabi, Iraj Barabi, Ali Bushehri and Ahmad Barabi entered into a noncompetition agreement with the Registrant. Each of these agreements contains certain noncompetition provisions that expire on the third anniversary of the Closing Date.

         The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their estimated fair values. The amount of in-process research and development in connection with the allocation is $8,815,000. The current state of the research and development products/processes is not yet at a technological feasible or commercially viable stage. The Registrant does not believe that the research and development products/processes have any future alternative use because if they are not finished and brought to ultimate product or process completion, they have no other value. Therefore, consistent with generally accepted accounting principles, the Registrant took a one-time charge for the in-process research and development in the fourth quarter ending December 31, 1999.

         OZ manufactures systems solutions for IC package test and is a leading designer and producer of high performance test sockets and contactors. OZ also designs and distributes ATE test boards and burn-in interfaces and systems.


ITEM 7. FINANCIAL STATEMENTS, UNAUDITED PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

              (a)  Consolidated Financial Statements of OZ Technologies, Inc.

                   Independent Auditors' Report
                   Consolidated Balance Sheet as of December 31, 1998 Consolidated Statement of Income and Retained Earnings for the Year Ended December 31, 1998
                   Consolidated Statement of Cash Flows for the Year Ended December 31, 1998
                   Notes to Consolidated Financial Statements

                  Independent Auditors' Report
                  Consolidated Balance Sheet as of September 30, 1999 Consolidated Statement of Income and Retained Earnings for the Nine Months Ended September 30, 1999
                  Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1999
                  Notes to Consolidated Financial Statements

              (b) Unaudited Pro Forma Financial Information
                  Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1999
                  Unaudited Pro Forma Combined Condensed Statements of Operations for the Year Ended December 31, 1998 and Nine Months Ended September 30, 1999
                  Notes to Unaudited Pro Forma Combined Condensed Financial Statements

              (c) Exhibits

Exhibit No.              Description of Exhibit

    1                    Stock Purchase Agreement*
    2                    Subordinated Promissory Note $2,830,000*
    3                    Promissory Note $2,800,000*
    4                    Employment Agreement-Nasser Barabi*
    5                    Employment Agreement-Iraj Barabi*
    6                    Consulting Agreement-C-MA International, Ltd.*
    7                    Noncompetition Agreement-Nasser Barabi*
    8                    Noncompetition Agreement-Iraj Barabi*
    9                    Noncompetition Agreement-Ali Bushehr*
    10                   Noncompetition Agreement-Ahmad Barabi*
    11                   Loan and Security Agreement with Bank of America, N.A.*
    12                   Consent of Independent Auditors
    13                   Consent of Independent Auditors
     * Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigning hereunto duly authorized.


                              CERPROBE CORPORATION


                           By:/s/ Randal L. Buness
                              -------------------------------------------
                                  Randal L. Buness
                                  Senior Vice President,
                                  Chief Financial Officer,
                                  Secretary, and  Treasurer


Dated as of February 18, 2000

                                                   OZ TECHNOLOGIES, INC.

                                             CONSOLIDATED FINANCIAL STATEMENTS

                                                     DECEMBER 31, 1998

Oz Technologies, Inc.
Hayward, California

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Oz Technologies, Inc. as of December 31, 1998, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated March 11, 1999, our opinion on the 1998 consolidated financial statements was qualified because we did not observe the physical inventory taken as of December 31, 1997, since that date was prior to our engagement as auditors and we were unable to satisfy ourselves about inventory quantities and pricing of inventories by means of other auditing procedures within the boundaries of our audit arrangement. As discussed in Note 6, all of the outstanding common stock of Oz Technologies, Inc. was acquired by Cerprobe Corporation. As a result, we were engaged to perform and did perform the necessary audit procedures to satisfy ourselves about inventory quantities and pricing as of December 31, 1997. Accordingly, our present opinion on the 1998 consolidated financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oz Technologies, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                       Frank, Rimerman & Co. LLP

San Jose, California
March 11, 1999, except for Note 6 and the performance of the audit procedures discussed in the third paragraph of this report, as to which the date is February 15, 2000.

OZ TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                  ASSETS
                                                                                             December 31,
                                                                                                 1998
Current Assets
     Cash and cash equivalents                                                              $      706,168
     Trade accounts receivable                                                                   2,763,446
     Inventories                                                                                 3,508,882
     Prepaid expenses and other current assets                                                     155,040
     Deferred income tax asset                                                                     396,500
                                                                                            --------------
              Total current assets                                                               7,530,036

Property and Equipment, net                                                                      1,240,035

Note Receivable from Related Party                                                                 225,508

Deferred Income Tax Asset                                                                          363,500

Other Assets, net                                                                                  327,688
                                                                                            --------------
                                                                                            $    9,686,767
                                                                                            ==============

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                                                       $    1,398,630
     Accrued expenses                                                                            1,387,999
     Income taxes payable                                                                        1,928,715
                                                                                            --------------
         Total current liabilities                                                               4,715,344

Commitments (Note 5)

Stockholders' Equity
     Common stock, no par value, 1,000,000 shares authorized;
       100,000 shares issued and outstanding                                                        47,326
     Retained earnings                                                                           4,924,097
                                                                                            --------------
         Total stockholders' equity                                                              4,971,423
                                                                                            --------------
                                                                                            $    9,686,767
                                                                                            ==============

                 See Notes to Consolidated Financial Statements

OZ TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                                                         Year Ended
                                                                                        December 31,
                                                                                            1998

Sales                                                                                  $   20,875,083

Cost of Goods Sold                                                                         12,265,528
                                                                                       --------------
Gross Profit                                                                                8,609,555

Operating Expenses
     Selling                                                                                1,393,949
     General and administrative                                                             3,131,214
     Research and development                                                                 718,882
                                                                                       --------------
                                                                                            5,244,045
                                                                                       --------------
Income from Operations                                                                      3,365,510

Interest and Other Income, net                                                                125,703
                                                                                       --------------
Income before Income Taxes                                                                  3,491,213

Income Taxes                                                                                1,309,000
Net Income                                                                                  2,182,213

Retained Earnings - December 31, 1997                                                       2,741,884
                                                                                       --------------

Retained Earnings - December 31, 1998                                                  $    4,924,097
                                                                                       ==============

                 See Notes to Consolidated Financial Statements

OZ TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                             Year Ended
                                                                                            December 31,
                                                                                                1998
                                                                                                ----
Cash Flows from Operating Activities
     Net income                                                                          $   2,182,213
     Adjustments to reconcile net income to net cash
       used in operating activities
         Depreciation and amortization                                                         284,089
         Change in operating assets and liabilities
              Accounts receivable                                                               44,439
              Inventories                                                                   (1,245,162)
              Prepaid expenses and other current assets                                       (149,113)
              Deferred income tax assets                                                       (88,000)
              Other assets                                                                      10,834
              Accounts payable                                                                 306,286
              Accrued expenses                                                                 209,134
              Income taxes payable                                                             (26,185)
                                                                                         -------------
              Net cash provided by operating activities                                      1,528,535
                                                                                         -------------
Cash Flows from Investing Activities
     Purchase of property and equipment                                                     (1,054,210)
                                                                                         -------------
              Net cash used in investing activities                                         (1,054,210)
                                                                                         -------------
              Net increase in cash and cash equivalents                                        474,325

Cash and Cash Equivalents - December 31, 1997                                                  231,843
                                                                                         -------------
Cash and Cash Equivalents - December 31, 1998                                            $     706,168
                                                                                         =============

--------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information

Income Taxes Paid                                                                        $   1,429,000
                                                                                         =============
Interest Paid                                                                            $       3,000
                                                                                         =============

                 See Notes to Consolidated Financial Statements

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       Nature of Business and Significant Accounting Policies

         NATURE OF BUSINESS

         Oz Technologies, Inc. (the "Company") was incorporated in 1988. The Company designs, manufactures and sells integrated circuit ("IC") test interfaces and related products and services for use in the semi-conductor manufacturing industry. IC test interfaces are specially designed electro-mechanical devices that connect IC's to printed circuit boards. The Company's core expertise is in the complex, highly customized IC tester interface design and manufacturing processes. The Company has ongoing relationships with major chip manufacturing companies worldwide.

         Basis of Presentation:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Triple S Engineering, Inc.
         (TSE). All significant intercompany transactions and balances have been eliminated.

         SIGNIFICANT ACCOUNTING PRINCIPLES

         Revenue Recognition:

         Sales and related costs are recognized by the Company upon shipment of products. The Company provides return privileges on product it sells. Return costs historically have not been material.

         Major Customers:

         The Company had sales of $15,337,000 to three customers in 1998 (74% of total sales). Accounts receivable due from these major customers at December 31, 1998 totaled $2,023,000 (73% of total accounts receivable).

         Inventories:

         Inventories are stated at the lower of cost (using the first in, first out method) or market and consist of the following:

                  Raw materials                                        $  2,021,237
                  Work in progress                                        1,487,645
                                                                       ------------
                                                                       $  3,508,882
                                                                       ============

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       Nature of Business and Significant Accounting Policies (continued)

         Property and Equipment:

         Property and equipment is recorded at cost and depreciated using the straight-line method over the useful life of the asset, ranging from three to five years. Leasehold improvements are amortized over the lesser of the remaining lease term or their estimated useful lives.

         Property and equipment consist of the following:

             Computer equipment and software                           $    849,889
             Furniture and fixtures                                         230,328
             Production equipment                                           201,994
             Automobiles                                                     95,173
             Leasehold improvements                                         402,974
                                                                       ------------
                                                                          1,780,358
                      Less accumulated depreciation                         540,323
                                                                       ------------
                                                                       $  1,240,035
                                                                       ============

         Goodwill:

         Goodwill, representing the excess of the purchase price paid for TSE over net assets acquired, is stated at cost and is amortized on a straight-line basis over fifteen years, the estimated future period to be benefited. Goodwill of $325,000, reflected net of $175,000 of accumulated amortization, is included in other assets.

         Income Taxes:

         Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. SFAS No. 109 provides for an asset and liability approach to accounting for income taxes. Deferred income taxes reflect the expected effect on future income taxes of the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts recorded for income tax purposes. Deferred income taxes are provided based upon enacted tax rates applicable to the periods in which taxes become payable or tax benefits are expected to be realized.

         Research and Development Costs:

         Research and development costs are expensed as incurred.

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       Nature of Business and Significant Accounting Policies (continued)

         Advertising Costs:

         Advertising costs are expensed as incurred.

         Cash and Cash Equivalents:

         For purposes of the statement of cash flows, the Company considers all highly-liquid investments, with an original maturity of three months or less which are not subject to withdrawal restrictions or penalties, to be cash equivalents.

         Concentration of Credit Risk:

         Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company maintains its cash and cash equivalents with one commercial bank. These deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company sells its products to companies on a worldwide basis. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management expectations.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses in the financial statement and accompanying notes. Actual results could differ from those estimates.


2.       Bank Borrowings

         The Company has a revolving bank line of credit agreement which provides for borrowings of up to $2,000,000. Borrowings are at the bank's base lending rate plus 1.5% (8.25% at December 31, 1998) and are guaranteed by certain stockholders. The agreement requires the Company to meet certain financial covenants including stated levels of working capital and tangible net worth, and to maintain profitable operations. There were no outstanding borrowings during 1998.

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.       Note Receivable from Related Party

         The Company has an unsecured note receivable from a partnership ("Partnership") in which the Company's stockholders are partners. The note receivable earns interest at 8% and is due on December 31, 2001. The balance of $225,508 includes accrued interest income of $70,008, of which $12,100 was earned in 1998.


4.       Income Taxes

         Income taxes are as follow:

                  Current
                      Federal                             $   1,152,900
                      State                                     244,100
                                                          -------------
                                                              1,397,000
                                                          -------------

                  Deferred
                      Federal                                  (104,000)
                      State                                      16,000
                                                          -------------
                                                                (88,000)
                                                          -------------
                                                          $   1,309,000
                                                          =============

         Deferred income taxes result primarily from expenses included in the financial statements which will be deductible for tax purposes in future years, including state income taxes which are deductible in the year subsequent to payment and amortization of intangible assets whose lives are different for income tax purposes. Deferred income tax assets are as follows:

                  Current
                      Federal                             $    335,500
                      State                                     61,000
                                                          ------------
                           Total                               396,500
                                                          ------------
                  Long-Term
                      Federal                                  310,500
                      State                                     53,000
                                                          ------------
                           Total                               363,500
                                                          ------------
                                                          $    760,000
                                                          ============

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.       Lease Commitments

         Facilities:

         The Company leases its main operating facility under a non-cancelable operating lease expiring February 2002. In September 1998, the partnership purchased the facility from an unrelated landlord and entered into a new lease agreement with the Company. The lease requires the Company to pay certain occupancy expenses. The Company may renew the lease for up to an additional 23 years under three renewal options. Rent expense for the facility was $180,000, of which $35,000 was paid to the Partnership.

         Future minimum lease payments to the Partnership are as follows:

                1999                      $   159,000
                2000                          169,000
                2001                          172,000
                2002                           29,000
                                          -----------
                                          $   529,000
                                          ===========

         The Company rents another manufacturing facility under a non-cancelable operating lease which expires October 31, 2000. The Company may extend the lease for an additional year. Rent expense for this facility was $6,000. Future minimum lease payments are $32,000 in 1999 and $27,000 in 2000.

         Equipment and Automobiles:

         The Company leases production equipment and automobiles under non-cancelable operating lease agreements. Rent expense related to these leases was $450,000. Future minimum lease payments under these equipment and automobile leases are as follows:


                1999                      $   423,000
                2000                          377,000
                2001                          299,000
                2002                          164,000
                2003                           83,000
                                          -----------
                                          $ 1,346,000
                                          ===========

OZ TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         6.       Subsequent Event

                  On December 3, 1999, Cerprobe Corporation (Cerprobe), acquired all of the Company's outstanding common stock. As a result, the Company became a wholly-owned subsidiary of Cerprobe.

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                               September 30, 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Oz Technologies, Inc.:


We have audited the accompanying consolidated balance sheet of Oz Technologies, Inc. and subsidiary, as of September 30, 1999, and the related statement of income and retained earnings, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oz Technologies, Inc. and subsidiary as of September 30, 1999, and the results of their income and retained earnings, and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.


February 4, 2000

                     OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheet

                              September 30, 1999

              ASSETS
Current assets:
     Cash and cash equivalents                                     $   306,759
     Trade accounts receivable, net of allowance of $130,000         4,179,825
     Inventory                                                       3,898,110
     Prepaid expenses and other current assets                         175,435
     Income tax receivable                                             508,264
     Deferred income tax asset                                         391,392
                                                                   -----------

                 Total current assets                                9,459,785

Property and equipment, net                                          1,995,895

Note receivable from related party                                     345,497

Other assets, net                                                      358,114
                                                                   -----------

                                                                   $12,159,291
                                                                   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $ 1,050,933
     Accrued expenses                                                1,282,062
     Lines of Credit                                                 2,121,233
                                                                   -----------

                 Total current liabilities                           4,454,228
                                                                   -----------

Deferred tax liability                                                  76,510

Commitments and contingencies

Stockholders' equity:
     Common stock, no par value, 1,000,000 shares authorized;
        100,000 shares issued and outstanding                           47,326
     Retained earnings                                               7,581,227
                                                                   -----------

                 Total stockholders' equity                          7,628,553
                                                                   -----------

                 Total liabilities and stockholders' equity        $12,159,291
                                                                   ===========


See accompanying notes to the consolidated financial statements.

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

             Consolidated Statement of Income and Retained Earnings

                      Nine months ended September 30, 1999


Sales                                                              $21,123,123
Cost of goods sold                                                  12,170,236
                                                                   -----------

                 Gross profit                                        8,952,887

Operating expenses:
     Selling                                                         1,669,999
     General and administrative                                      3,802,671
     Research and development                                          435,149
                                                                   -----------

                                                                     5,907,819
                                                                   -----------

                 Income from operations                              3,045,068

Interest and other income, net                                          53,846
                                                                   -----------

                 Income before income taxes                          2,991,222

Income taxes                                                           334,092
                                                                   -----------

                 Net income                                          2,657,130

Retained earnings-- December 31, 1998                                4,924,097
                                                                   -----------

Retained earnings-- September 30, 1999                             $ 7,581,227
                                                                   ===========


See accompanying notes to the consolidated financial statements.

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows

                      Nine months ended September 30, 1999


Cash flows from operating activities:
     Net income                                                     $ 2,657,130
     Adjustments to reconcile net income to net cash used in
        operating activities:
           Depreciation and amortization                                371,794
           Increase in allowance for doubtful accounts                  130,000
           Deferred tax provision                                       445,118
           Change in operating assets and liabilities:
              Accounts receivable                                    (1,546,379)
              Inventories                                              (389,228)
              Income taxes receivable                                  (508,264)
              Prepaid expenses and other current assets                 (20,395)
              Notes receivable from related parties                    (119,989)
              Other assets                                              (52,926)
              Accounts payable                                         (347,697)
              Accrued expenses                                       (2,034,652)
                                                                    -----------

                    Net cash used in operating activities            (1,415,488)
                                                                    -----------

Cash flows from investing activities:
     Purchase of property and equipment                              (1,105,154)
                                                                    -----------

                    Net cash used in investing activities            (1,105,154)
                                                                    -----------

Cash flows from financing activities:
     Net proceeds from lines of credit                                2,121,233
                                                                    -----------

                    Net cash provided by financing activities         2,121,233
                                                                    -----------

                    Net decrease in cash and cash equivalents          (399,409)

Cash and cash equivalents-- December 31, 1998                           706,168
                                                                    -----------

Cash and cash equivalents-- September 30, 1999                      $   306,759
                                                                    ===========

Supplemental disclosure of cash flow information:

     Income taxes paid                                              $ 2,845,000
                                                                    ===========

     Interest paid                                                  $    92,168
                                                                    ===========


See accompanying notes to the consolidated financial statements.

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999


(1)    NATURE OF BUSINESS

       Oz Technologies, Inc. (the "Company") was incorporated in 1988. The Company designs, manufactures, and sells integrated circuit ("IC") test interfaces and related products and services for use in the semi-conductor manufacturing industry. IC test interfaces are specially designed electro-mechanical devices that connect IC's to printed circuit boards. The Company's core expertise is in the complex, highly customized IC tester interface design and manufacturing processes. The Company has ongoing relationships with major chip manufacturing companies worldwide.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       (a)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    CASH EQUIVALENTS

              The Company considers all highly-liquid investments, with original maturities of three months or less to be cash equivalents.

       (c)    PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Triple S Engineering, Inc. (TSE). All significant intercompany transactions and balances have been eliminated.

       (d)    SIGNIFICANT CUSTOMERS

              Three customers accounted for 53%, 12% and 11%, respectively, of total revenues for the nine months ended September 31, 1999. Two customers accounted for 48% and 10% of the total accounts receivable balance at September 30, 1999.

       (e)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from three to five years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the lease terms.

       (f)    REVENUE RECOGNITION

              Sales and related costs are recognized by the Company upon shipment of products. The Company provides return privileges on product it sells. Return costs historically have not been significant.

                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999

       (g)    INVENTORIES

              Inventories are stated at the lower of cost (using the first-in, first-out method) or market and consist of the following:

                    Raw Materials            $2,728,395
                    Work-in-process           1,169,715
                                             ----------
                                             $3,898,110
                                             ==========

       (h)    GOODWILL

              Goodwill, representing the excess of the purchase price paid for TSE over net assets acquired, is stated at cost and is amortized on a straight-line basis over fifteen years, the estimated future period to be benefited. Goodwill of $450,000, less $150,000 of accumulated amortization, is included in other assets.

       (i)    INCOME TAXES

              Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. SFAS No. 109 provides for an asset and liability approach to accounting for income taxes. Deferred income taxes reflect the expected effect on future income taxes of the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts recorded for income tax purposes. Deferred income taxes are provided based upon enacted tax rates applicable to the periods in which taxes become payable or tax benefits are expected to be realized.

       (j)    RESEARCH AND DEVELOPMENT COSTS

              Research and development costs are expensed as incurred.

       (k)    CONCENTRATION OF CREDIT RISK

              Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company maintains its cash and cash equivalents with one commercial bank. These deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company sells its products to companies on a worldwide basis. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management expectations.


                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999

(3)    PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:

                                                          SEPTEMBER 30, 1999
                                                          ------------------
        Computer equipment and software                    $  1,162,232
        Furniture and fixtures                                  538,075
        Production equipment                                    604,235
        Automobiles                                              95,173
        Leasehold improvements                                  485,797
                                                           --------------
                                                              2,885,512
        Less accumulated depreciation                           889,617
                                                           --------------

                                                           $  1,995,895
                                                           ==============


(4)    NOTES RECEIVABLE FROM RELATED PARTY

       The Company has an unsecured notes receivable from a partnership ("Partnership") in which the Company's stockholders are partners. In addition, the Company has various notes receivable from stockholders and employees. The notes bear interest ranging from 8% to 10%. The notes are due at various dates through December 31, 2001.

(5)    LINES OF CREDIT

       The Company has a line of credit with a bank totaling $5,000,000. The line of credit bears interest at the bank's base lending rate plus 1.5% (8.25% on September 30, 1999) and expires in May 2000. The line is secured by substantially all of the property and assets of the Company. The agreement requires the Company to meet certain financial covenants and to maintain profitable operations. At September 30, 1999, $2,106,133 was outstanding under this line of credit.

       The Company has a line of credit with a bank totaling $2,000,000. The line of credit bears interest at the bank's base lending rate plus 1.5% (8.25% on September 30, 1999) and expires in May 2000. The line is secured by substantially all of the property and assets of the Company. The agreement requires the Company to meet certain financial covenants and to maintain profitable operations. At September 30, there were no borrowings outstanding under this line of credit.

       The Company has a line of credit with a bank totaling $1,000,000. The line of credit bears interest at the bank's base lending rate plus 1.5% (8.25% on September 30, 1999) and expires in August 2000. The line is secured by substantially all of the property and assets of the Company. The agreement requires the Company to meet certain financial covenants and to maintain profitable operations. At September 30, 1999, $15,000 was outstanding under this line of credit.

       The Company is in compliance with such financial covenants at September 30, 1999.

                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999

(6)    INCOME TAXES

       The provision for income taxes is as follows:

                                                         NINE MONTHS
                                                            ENDED
                                                      SEPTEMBER 30, 1999
                                                      --------------------
          Current expense (benefit):
              Federal                                       $ (83,269)
              State                                           (27,757)
                                                            ---------

                                                             (111,026)
                                                            ---------

          Deferred expense (benefit):
              Federal                                         400,996
              State                                            44,122
                                                            ---------

                                                              445,118
                                                            ---------

                       Total income taxes                   $ 334,092
                                                            =========

       The provision for income taxes differs from the amount computed by applying the statutory federal and state corporate income tax rate of 34% to income before income taxes. The sources and tax effects of the differences are as follows:

                                                       SEPTEMBER 30, 1999
                                                       --------------------
          Computed expected income tax expense
              (benefit)                                   $ 1,017,015
          Nondeductible permanent differences
                                                               13,115
          State income taxes, net of federal
              benefit                                         208,664
          Change in tax accrual no longer deemed
              necessary                                    (1,180,744)
          Adjustment to research and development credit       107,500
          Other                                               168,542
                                                          -----------
                                                          $   334,092
                                                          ===========

                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                      SEPTEMBER 30, 1999
                                                      ------------------
          Deferred tax assets:
              Bad debts                                  $  51,785
              Intangibles                                  235,686
              Accrued liabilities                           77,488
              Workers compensation                          26,433
                                                         ---------
                Gross deferred tax assets                  391,392
                                                         ---------
          Deferred tax liabilities:
              Property, plant and equipment,
                principally due to differences in
                depreciation                               (76,510)
                                                         ---------
                Gross deferred tax liability               (76,510)
                                                         ---------
                Net deferred tax asset                   $ 314,882
                                                         =========


       Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets; therefore, no valuation allowance has been established as of September 30, 1999.

      Subsequent to September 30, 1999, the Company agreed to a settlement with the Internal Revenue Service which resulted in an adjustment to Research and development credits which were previously claimed and a reduction in the estimated amount of taxes to be paid.

(7)    LEASE COMMITMENTS

       FACILITIES

       The Company leases its main operating facility under a non-cancelable operating lease expiring February 2009. In September 1998, the Partnership purchased the facility from an unrelated landlord and entered into a new lease agreement with the Company. The lease requires the Company to pay certain occupancy expenses. The Company may renew the lease for up to an additional 16 years under three renewal options. Rent expense for the facility was $118,130 for the nine months ended September 30, 1999.

                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999

       The Company rents another manufacturing facilities under non-cancelable operating leases which expire October 31, 2000. The Company may extend the lease for an additional year. Rent expense for this facility was $25,142 for the nine months ended September 30, 1999.

       Future minimum lease payments to the Partnership are as follows:

          2000                               $  166,846
          2001                                  171,102
          2002                                  258,932
          2003                                  330,572
          2004                                  347,101
          Thereafter                          1,750,203
                                              ----------
                                             $3,024,756
                                             ==========


       EQUIPMENT AND AUTOMOBILES

       The Company leases production equipment and automobiles under non-cancelable operating lease agreements. Rent expense related to these leases was $430,682. Future minimum lease payments under these equipment and automobile leases are as follows:

                      2000                      $   122,065
                      2001                          458,322
                      2002                          380,978
                      2003                          251,831
                      2004                          135,832
                      Thereafter                     15,322
                                                -----------

                                                $ 1,364,350
                                                ===========


(8)    RETIREMENT PLAN

       The Company maintains a qualified 401(k) salary deferral plan (defined contribution plan). The plan covers all employees, excluding union employees and non-resident aliens, who have completed one year of service. Subject to limits imposed by Internal Revenue Service regulations and other options retained by the Company affecting participant contributions, participants may voluntarily contribute between 1% and 15% of their annual wages not to exceed limits established by the Tax Reform Act of 1986. The Company may make a year-end discretionary matching contribution. Participants are immediately vested in the amount of their contributions. Participants vest over a six-year period with respect to employer contributions. The Company had not made any matching contributions for the period ending September 30, 1999.

                                                                     (Continued)

                      OZ TECHNOLOGIES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                               September 30, 1999


(9)    COMMITMENTS

       The Company is involved in litigation and claims arising in the normal course of operations. In the opinion of management, based on consultation with legal counsel, losses, if any, from this litigation are immaterial; therefore, no provision has been made in the accompanying consolidated financial statements for losses, if any, that might result from the ultimate outcome of these matters.

(10)   Subsequent Events (unaudited)

      On December 3, 1999, Cerprobe Corporation (Cerprobe), acquired all of the Company's outstanding common stock. As a result, the Company became a wholly-owned subsidiary of Cerprobe.

      Subsequent to September 30, 1999 all amounts outstanding under the lines of credit were paid in full.

                              CERPROBE CORPORATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                                                  PRO FORMA             PRO FORMA
                                                      CERPROBE       OZ          ADJUSTMENTS            COMBINED
                                                    -----------   ---------    -------------          -----------
                      ASSETS
Current Assets
      Cash                                          $    6,875    $     307    $      (5,179)(a)      $     2,003
      Short-term investment securities                   8,834            -           (8,834)(a)                -
      Accounts receivables, net                          9,122        4,180                                13,302
      Inventories                                        6,718        3,898                                10,616
      Other current assets                               6,150        1,075                                 7,225
                                                     ----------    ---------    -------------          -----------
           Total current assets                         37,699        9,460          (14,013)              33,146

      Property and equipment, net                       23,301        1,996                                25,297
      Intangible assets, net                                 -            -           22,193 (a)           22,193
      Other assets                                       3,799          703           (1,074)(a),(c)        3,428
                                                     ----------    ---------    -------------          -----------
                                                    $   64,799    $  12,159    $       7,106          $    84,064
                                                     ==========    =========    =============          ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable                              $    3,017    $   1,051    $                      $     4,068
      Accrued liabilities                                3,157        1,282              726 (a)            5,165
      Current portion of  long-term debt                 1,650        2,121            9,404 (a)           13,175
      Net liabilities of discontinued operations           429            -                                   429
                                                     ----------    ---------    -------------          -----------
          Total current liabilities                      8,253        4,454           10,130               22,837

      Long-term debt, less current portion               3,938            -            2,081 (a)            6,019
      Deferred tax liability                                 -           77                                    77
                                                     ----------    ---------    -------------          -----------
           Total liabilities                            12,191        4,531           12,211               28,933

      Minority interest                                    846            -                                   846

Stockholders' equity
      Preferred stock                                        -            -                                     -
      Common stock                                         418           47               28 (a),(c)          493
      Additional paid-in capital                        56,659            -           11,263 (a)           67,922
      Retained earnings (deficit)                        1,114        7,581          (16,396)(a),(c)       (7,701)
      Cumulative translation adjustment                   (314)           -                                  (314)
                                                     ----------    ---------    -------------          -----------
                                                        57,877        7,628           (5,105)              60,400

      Treasury stock                                    (5,274)           -                -               (5,274)
      Notes receivable from officers and directors        (841)                                              (841)
                                                     ----------    ---------    -------------          -----------
           Total stockholders' equity                   51,762        7,628           (5,105)              54,285
                                                     ----------    ---------    -------------          -----------

           Total liabilities and stockholders'
                equity                              $   64,799    $  12,159    $      7,106           $    84,064
                                                     ==========    =========    =============          ===========



See accompanying notes to pro forma combined condensed financial statements.

                              CERPROBE CORPORATION
                          PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA     PRO FORMA
                                                  CERPROBE        OZ       ADJUSTMENTS     COMBINED
                                                ----------    ----------    ----------    ----------
Net sales                                       $   76,207    $   20,875    $       --    $   97,082
Costs of goods sold                                 45,052        12,266            --        57,318
                                                ----------    ----------    ----------    ----------
     Gross margin                                   31,155         8,609            --        39,764

Expenses:
  Selling, general  and administrative              18,317         4,525                      22,842
  Engineering and product development                3,101           719                       3,820
  In process research and development                1,568            --                       1,566
  Goodwill amortization                                461            --         3,279(b)      3,740
                                                ----------    ----------    ----------    ----------
     Total expenses                                 23,447         5,244         3,279        31,970
                                                ----------    ----------    ----------    ----------

     Operating Income                                7,708         3,365        (3,279)        7,794

Other income (expense):
  Interest income                                    1,324           126                       1,450
  Interest expense                                    (269)           --       (1,284)(d)     (1,553)
  Other income, net                                    543            --                         543
                                                ----------    ----------    ----------    ----------
      Total other income (expense):                  1,598           126         (1,284)         440
                                                ----------    ----------    ----------    ----------

Income from continuing operations before
  income taxes and minority interest                9,306         3,491        (4,563)        8,234

Minority interest                                     (384)           --                        (384)
                                                ----------    ----------    ----------    ----------
Income from continuing operations before
   income taxes                                      8,922         3,491        (4,563)        7,850
Income taxes                                        (3,685)       (1,309)          514        (4,480)
                                                ----------    ----------    ----------    ----------

Income from continuing operations                    5,237         2,182        (4,049)        3,370

Discontinued operations:
   Loss from operations of SVTR, Inc., net of
   taxes                                            (1,925)                                   (1,925)
   Loss on disposal of SVTR, Inc., net of
   taxes                                            (3,808)                                   (3,808)
                                                ----------    ----------    ----------    ----------
             Loss from discontinued
               operations                           (5,733)           --            --        (5,733)
                                                ----------    ----------    ----------    ----------

Net income (loss)                               $     (496)     $  2,182      $ (4,049)   $   (2,363)
                                                ==========    ==========    ==========    ==========

Net loss per common share
   Basic and diluted                                (0.06)                                    (0.24)

   Weighted average number of common
   shares outstanding                           8,251,373                                 9,751,373

                              CERPROBE CORPORATION
                          PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                PRO FORMA      PRO FORMA
                                                 CERPROBE            OZ        ADJUSTMENTS     COMBINED
                                                ----------        --------      ----------      ----------
Net sales                                       $   44,641        $ 21,123      $       --      $   65,764
Costs of goods sold                                 29,645          12,170              --          41,815
                                                ----------        --------      ----------      ----------
  Gross margin                                      14,996           8,953              --          23,949

Expenses:
  Selling, general  and administrative              14,648           5,473                          20,121
  Engineering and product development                3,248             435                           3,683
  In process research and development                   --                                              --
  Goodwill amortization                                391              --           2,459(b)        2,850
                                                ----------        --------      ----------      ----------
     Total expenses                                 18,287           5,908           2,459          26,654
                                                ----------        --------      ----------      ----------

     Operating Income                               (3,291)          3,045          (2,459)         (2,705)

Other income (expense):
  Interest income                                      623              24                             647
  Interest expense                                    (309)            (92)            963(d)       (1,364)
  Other income, net                                    (81)             14                             (67)
                                                ----------        --------      ----------      ----------
      Total other income (expense):                    233             (54)            963            (784)
                                                ----------        --------      ----------      ----------

Income (loss) from continuing operations before
income taxes and minority interest                  (3,058)          2,991          (3,422)         (3,489)

Minority interest                                     (273)             --                            (273)
                                                ----------        --------      ----------      ----------
Income (loss) from continuing operations
   before income taxes                               (3,331)          2,991        (3,422)         (3,762)
Income taxes                                           944            (334)           385             995
                                                ----------        --------      ----------      ----------

Income (loss) from continuing operations            (2,387)          2,657          (3,037)         (2,767)

Discontinued operations:
   Loss from operations of SVTR, Inc., net of
   taxes                                                (5)                                             (5)
   Loss on disposal of SVTR, Inc., net of
   taxes                                                --                                              --
                                                ----------        --------      ----------      ----------
     Loss from discontinued operations                  (5)             --              --              (5)
                                                ----------        --------      ----------      ----------

Net income (loss)                               $   (2,392)       $  2,657      $   (3,027)     $   (2,772)
                                                ==========        ========      ==========      ==========

Net loss per common share
   Basic and diluted                                 (0.31)                                          (0.30)

   Weighted average number of
   shares outstanding                            7,740,136                                       9,240,136

\      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1. General Information

The Unaudited Pro Forma Combined Condensed Balance is presented assuming the merger occurred September 30, 1999. The Unaudited Pro Forma Combined Condensed Statements of Operations are presented as if the merger occurred on January 1, 1998.

The Unaudited Pro Forma Combined Condensed Financial Statements reflect the payment of (i) $19,000,000 in cash, (ii) 1,500,000 shares of the Registrant's common stock is valued at $11,338,000, (iii) a subordinated promissory note in the amount of $2,830,000, and (iv) a promissory note in the amount of $2,800,000. The acquisition has been recorded as a purchase transaction in accordance with generally accepted accounting principles and accordingly, OZ's assets and liabilities are recorded at their estimated fair values at the date of the merger.

Certain reclassifications of OZ balances have been made to conform to the Cerprobe reporting format.

Note 2. Pro Forma Adjustments

a) The purchase price has been allocated to the assets acquired and liabilities assumed as follows (in thousands):

     Purchase price:
         Cash consideration                                           $    19,000
         Common stock                                                          75
         Additional paid in capital                                        11,263
         Acquisition costs                                                  1,900
         Notes Payable                                                      5,630
                                                                      -----------
                  Total                                               $    37,868
                                                                      ===========

     Assets acquired and liabilities assumed:
          Current Assets                                              $     8,945
          Fixed assets                                                      1,823
          Other assets                                                         87
          Goodwill/assembled workforce                                     22,193
          Purchased research and development                                8,815
          Liabilities assumed                                              (3,995)
                                                                      -----------
                  Total                                               $    37,868
                                                                      ===========

The Company performed a valuation analysis of all research and development projects in process that had not yet been completed or for which the resulting product was not yet commercialized. The nine (9) projects that were identified could be utilized in future production. The Company estimated what the


Note 3.  Adjustments to Pro Forma Combined Condensed Financial Statements

a    Cash                                                        10,166
     Short-term investment securities                             8,834
     Investment in OZ                               6,860
     In-process R & D (retained earnings)           8,815
     Goodwill/assembled workforce                  22,193
     Common stock                                                    75
     Additional paid in capital                                  11,263
     Notes payable                                                5,630
     Accrued acquisition related costs                            1,900
     Record purchase of OZ by issuance of $19 million in cash, 1.5 million shares of stock, notes payable to seller, in-process research and development and goodwill/assembled workforce

     Cash                                           4,987
     Notes receivable from OZ related parties                       306
     Notes payable                                                5,855
     Accrued acquisition related costs              1,174
     Record payments and issuance of notes payable, payment of notes receivable from related parties and payment of acquisition related costs.

b    Goodwill amortization                          2,459
     Record amortization of goodwill for the nine months ended
     September 30, 1999

     Goodwill amortization                          3,279
     Record amortization of goodwill for the year ended
     December 31, 1998

c    Common stock                                      47
     Retained earnings                              7,581
     Investment in OZ                                             7,628
     Eliminate equity in OZ at September 30, 1999

d    Interest expense                                 963
     Record interest expense for the nine months ended
     September 30, 1999

     Interest expense                               1,284
     Record interest expense for the year ended
     December 31, 1998

     Tax expense                                      385
     Record tax effect of interest expense for the
     nine months ended September 30, 1999

     Tax expense                                      514
     Record tax effect of interest expense for the
     year ended December 31, 1998

cost to complete the products would be, and once completed, what the expected revenues as well as direct costs of production would be to ascertain the incremental profit margin of the products if and when they were completed. The cash flow was discounted with a present value factor of 20%. The valuation of these potential products is $8,815,000. The Company believes that these products do not have any future alternative use because if they are not finished and brought to ultimate completion, they have no other value. However, based upon their current state which is not yet at technological feasibility or commercially viable stage, they do have a value in assessing the overall valuation of OZ. Since the products are not currently deriving revenue and not until the products are completed would they derive revenue, the Company believes that these products have no separate economic value and therefore, should be written off as research and development costs immediately upon the acquisition of OZ. Accordingly, these costs have been charge to operations as of the date of consummation of the merger.

Note 3. Unaudited Pro Forma Net Income Per Share

The Unaudited Pro Forma Combined Condensed Statement of Operations for Cerprobe and OZ have been prepared as if the merger was completed on January 1, 1998. The unaudited pro forma combined net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares of Cerprobe common stock after giving effect to the issuance of 1,500,000 shares to former OZ shareholders in connection with the merger.